EXHIBIT 23.4

                                                May 7, 2003


WIEN GROUP, INC.
525 Washington Blvd.
Jersey City, NJ 07310

Re:      Wien Group, Inc, (the "Company")
         Form SB-2 (Seventh Amendment)
         Original Filing Date:      April 19, 2002
         SEC File No.:     333-86258

Gentlemen:

The undersigned consents to the reference to his opinion as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission by the Company, including the Seventh Amendment thereto. Further, the undersigned consents to the use of his name under the heading "Legal Matters" in the Registration Statement and the Seventh Amendment.



                                                Sincerely,



                                                /s/ L. Stephen Albright
                                                -------------------------
                                                L. STEPHEN ALBRIGHT, Esq.